                                                                    EXHIBIT 4.29

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ("***"), AND EACH PAGE CONTAINING CONFIDENTIAL INFORMATION IS FOOTNOTED WITH THE PHRASE "FOIA CONFIDENTIAL TREATMENT." THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Form 3600-9                                                   FORM APPROVED
(October 2005)                                              OMB NO. 1004-0103
                                                         Expires: March 31, 2008

                                                         Office
                                                         Winnemucca

                                                         Control Number
                                                         N-81483/MS-N2-17-06

                                  UNITED STATES
                           DEPARTMENT OF THE INTERIOR
                            BUREAU OF LAND MANAGEMENT
                   CONTRACT FOR THE SALE OF MINERAL MATERIALS

The UNITED STATES OF AMERICA, acting through the Bureau of Land Management
(BLM), and James Hardie Building Products, Inc. you, the purchaser, make this AGREEMENT, under the authority of the Act of July 31, 1947 (61 Stat. 681), as amended at 30 U.S.C. 601 through 604, and the regulation of 43 CFR, Group 3600.

We agree:

Sec. 1. Contract area - Under the terms and conditions of this contract, the United States sells to you and you buy the mineral materials listed in Section 2 and contained in the following lands as shown on the map and mining plan attached to this contract:

COUNTY   STATE   TOWNSHIP   RANGE   SECTION   ALIQUOT PARTS   MERIDIAN   ACREAGE
------   -----   --------   -----   -------   -------------   --------   -------
***       ***       ***      ***      ***          ***           ***       ***

STONE CORRAL

Sec. 2. Amount and price of materials - The United States determines the total purchase price by multiplying the total quantity of each kind of mineral material designated by the unit price given below, or as changed through reappraisal.

                         QUANTITY         PRICE
KIND OF MATERIALS   (UNITS SPECIFIED)   PER UNIT   TOTAL PRICE
-----------------   -----------------   --------   -----------
1) Quartzite Rock       *** Tons        $***/ton       $***

2) Cost Recovery          2 hour        $***/hour      $***
                        ========        =========      ====
   TOTAL                *** Tons        $***/ton       $***
                        --------        ---------      ====
                         2 hours        $***/hour
                        ========        =========


BLM's determination of the amount of materials that you have taken under the contract is binding on you. You may appeal this determination as provided in
Section 19.

You are liable for the total purchase price, even if the quantity of materials you ultimately extract is less than the amount shown above. You may not mine more than the quantity of materials shown in the contract.

Sec. 3. Payments, title and reapprovals. You may not extract the materials until you have paid in advance for them in full $_______, or paid the first installment of $*** (1st and last).

[ ] If you pay in full in advance, BLM will check this box, and Subsections Sec. 3(a) through 3(c) do not apply to your contract. You must pay in full for all sales of $2,000 or less.

     (a) If you pay in installments, you MUST pay the first installment before BLM approves the contract.

     (b) Once you start removing material, you MUST pay each subsequent installment payment monthly to an amount equal to the value of materials removed in the previous month. Payment must be made by the 15th following the end of the month for which you are reporting. You must pay the total purchase price not later than 60 days before the contract expires.

     (c) The United States will retain the first installment as security for your full and faithful performance and will apply it to the last installment required to make the total payment equal to the total price given in Section 2.

     The total purchase price equals the sum of the total quantities removed, multiplied by their respective unit prices.

     If you are late making an installment payment, you MUST not remove any more material until you have paid. Removing material you have not paid for is trespass, and for trespass you MUST pay at triple the appraised unit price, or at triple the reappraised unit price if BLM has made a reappraisal. To resume removal operations after you were late making payments, you MUST obtain BLM's written approval.

----------
FOIA Confidential Treatment

     (d) You receive title to the mineral materials only after you have paid for them and extracted them.

Sec. 4. Risk of loss - You assume complete risk of loss for all materials to which you have title. If material covered by this contract is damaged or destroyed before title passes, you are liable for all loss suffered if you or your agents are directly or indirectly responsible for the damages. If you are not responsible for the damage or destruction, you are liable only to the extent that the loss was caused by your failure to remove the material under the terms of this contract. You are still liable for breach of contract or any wrongful or negligent act.

Sec. 5. Liability for damage to materials not sold to you - You are liable for loss or damage to materials not sold to you if you or your agents are directly or indirectly responsible for the damage or loss. You are also liable if you fail to perform under the contract according to BLM's instructions and the United States incurs costs resulting from your breach of any contract term or your failure to use proper conservation practices. If the damage resulted from willful or gross negligence, you are liable for triple the appraised value of the damaged or destroyed materials. If the damage or destruction did not result from willful or gross negligence, you are liable for lesser charges, but not less than the appraised value of the materials.

Sec. 6. Stipulations and reserved terms - Your rights are subject to the regulations at 43 CFR Group 3600 and to any stipulations and the mining plan attached to this contract.

[X]  BLM WILL CHECK THIS BOX IF THERE ARE STIPULATIONS ATTACHED TO THIS
     CONTRACT.

Sec. 7. Notice of operations - You must notify BLM immediately when you begin and end operations under this contract. If BLM has specified a time frame for notification, you must comply with that time frame.

Sec. 8. Bonds - (a) You must furnish BLM with a bond in the amount of $30,232.56* as a condition of issuing this contract.

     (b) If you do not perform all terms of the contract, BLM will deduct an amount equal to the damages from the face amount of the bond. If the damages exceed the amount of the bond, you are liable for the excess. BLM will cancel the bond or return the cash or U.S. bonds you supplied when you have completed performance under this contract.

     (c) BLM will require a new bond when it finds any bond you furnish under this contract to be unsatisfactory.

Sec. 9. Assignments - You may not assign this contract without BLM's written approval.

Sec. 10. Modification of the Approved Mining or Reclamation Plan. You or BLM may initiate modification of these plans to adjust for changed conditions, or to correct any oversight. The conditions for BLM requiring you to modify those plans, or approving your request for modification are found in the regulations at 43 CFR 3601.44.

Sec. 11. Expiration of contract. This contract will expire five (5) years ___ months, ___ days from its approval date, unless BLM extends the term or renews the contract.

[ ]  BLM WILL CHECK THIS BOX IF THIS CONTRACT IS A RENEWABLE COMPETITIVE
     CONTRACT.

Sec. 12. Renewal of renewal competitive contract. BLM will renew your contract if you apply in writing no less than 90 days before your renewable competitive contract expires and you meet the conditions in the regulations at 43 CFR 3602.47.

Sec. 13. Violations and cancellations. (a) If you violate any terms or provisions of this contract, BLM may cancel your contract following the regulations at 43 CFR 3601.60 et seq., and recover all damages suffered by the United States, including applying any advance payments you made under this contract toward the payment of the damages.

          (b) If you extract any mineral materials sold under this contract during the suspension period, or after the contract has expired or been canceled, you have committed, and may be charged with, willful trespass.

Sec. 14. Responsibility for damages suffered or costs incurred by the United States. If you, your contractors, subcontractors or employees breach this contract or commit any wrongful or negligent act, you are liable for any resulting damages suffered or costs incurred by the United States. You must pay the United States within 30 days after receiving a written demand from BLM.

Sec. 15. Extensions of time. BLM may grant you an extension of time in which to comply with contract provisions under the regulations at 43 CFR 3602.27. For contracts with terms over 90 days, you MUST apply in writing no less than 30 or more than 90 days before your contract expires. For contracts with terms of 90 days or less you MUST apply no later than 15 days before your contract expires.

Sec. 16. Time for removing personal property. You have 30 days (not to exceed
90) from the date this contract expires to remove your equipment, improvements and other personal property from United States lands or rights-of-way. You may leave in place improvements such as roads, culverts and bridges if BLM consents. Any property remaining after this period ends becomes the property of the United States, but you will remain liable for the cost of removing it and restoring the site.

Sec. 17. Equal opportunity clause - The actions you take in hiring MUST comply with the provisions of Executive Order No. 11246 of Sept. 24, 1965, as amended, which describe the non-discrimination clauses. You may get a cop of this order from BLM.

----------
*    Will carry over $10,000 Reclamation Bond from N-80661.

Sec. 18. Effective date. This contract becomes effective as indicated below.

[X] IF THIS CONTRACT BECOMES EFFECTIVE ON THE DATE BLM SIGNS THE CONTRACT, BLM WILL CHECK THIS BOX.

[ ] IF THIS CONTRACT BECOMES EFFECTIVE ONLY AFTER CERTAIN CONDITIONS ARE MET, BLM WILL CHECK THIS BOX, LIST THE CONDITIONS BELOW, AND INDICATE THE EFFECTIVE DATE.

Sec. 19. Appeal. You may appeal any decision that BLM makes in regard to this contract under Parts 4 and 1840 of Title 43 of the Code of Federal Regulations.

The following parties have executed this contract as of

PURCHASER                               THE UNITED STATES OF AMERICA


James Hardie Building Products          By: /s/ Dave Hays
(Individual or Firm Name)                   --------------------------------


3000 Waltham Way, McCarron, NV          Dave Hays
(Address)                               ----------------------------------------
                                        (Authorized Officer)

775-355-3000                            AFM Nonrenewable Resources
(Phone Number -- include area code)     (Title)


/s/ Usman Khawar                        3-16-06
-------------------------------------   (Date)
(Signature)


-------------------------------------
(Signature)

If you are a corporation, affix corporate seal here:

Title 18 U.S.C. 1001 makes it a crime for any person knowingly or willfully to make to any department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction, subject to a fine of up to $10,000 and imprisonment up to 5 years.

The Paperwork Reduction Act of 1995 requires us to inform you that:

BLM is collecting this information to process your application and effect a binding contract.

BLM will use this information to identify and communicate with applicants.

You MUST respond to this request to get a benefit.

A federal agency may not conduct or sponsor, and you are not required to respond to, any information collection which does not have a currently valid OMB control number.

AUTHORITY: 30 U.S.C. 601 et seq.: 43 CFR 3600

PRINCIPAL PURPOSE: BLM uses this information to identify the parties entering into contracts for disposing of mineral materials.

ROUTINE USES: BLM will transfer information from the record or the record itself to appropriate federal, state, local or foreign agencies, when relevant to criminal, civil or regulatory investigations or prosecutions.

EFFECT OF NOT PROVIDING INFORMATION: If you do not provide this information to BLM, we will not be able to process your application for a contract.

BLM estimates the public reporting burden for this form at an average of 30 minutes per response, including the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to U.S. Department of the Interior, Bureau of Land Management, Bureau Information Collection Clearance Officer, (1004-0103), 1849 C St., N.W., Mail Stop 401 LS, Washington, D.C. 20240.



                                                            (Form 3600-9, Page 3

                             Special Stipulations
                             Over 15,000 cubic yards
                             #N-81483

1. Permittee will provide an annual, pre-and post-survey by a certified surveyor for determining pit dimensions and quantity of material removed.

2. All equipment and machinery shall be equipped with spark arresters and mufflers.

3. Permittee is responsible for all suppression costs for any fire resulting from their operations and practices.

4. Permittee is responsible for disposing of all debris in accordance with state and federal regulations.

5. Pursuant to 43 CFR 10.4(g) the holder of this authorization must notify the authorized officer, by telephone, with written confirmation, immediately upon the discovery of human remains, funerary objects, sacred objects or objects of cultural patrimony. Further, pursuant to 43 CFR 10.4(c) and (d), you must stop activities in the immediate vicinity of the discovery and protect it from your activities for 30 days or until notified to proceed by the authorized officer.

6. When previously undiscovered antiquities or other objects of historic or scientific interest including but not limited to historic or prehistoric ruins, vertebrate fossils or artifacts are discovered in the performance of this permit, the item(s) or condition(s) will be left intact and immediately brought to the attention of the authorized office of the BLM.

7.   No toxic materials or fluids shall be disposed of at the material site.

8.   Topsoil will be stockpiled for pit rehabilitation measures.

9.   Reclamation measures shall consist of:

     A. Between operations, the pit walls shall be maintained at a slope ratio not to exceed 3:1, so as to minimize slope failure potential and public safety hazards.

     B.   When a pit segment has reached final configuration:

          a. At the authorized officers request, all rejected oversized material will be buried in the excavation prior to rehabilitation.

          b. The pit walls shall be sloped, not to exceed 3:1, and ripped or disked along contour.

          c. The pit segment floor and access routes are to be disked or ripped to loosen compacted soils.

          d. Stockpiled topsoil shall be spread evenly over the sides and bottom of the pit segment excavation.

          e. At the Area Managers discretion, areas stripped of vegetation shall be re-seeded, after disking and using a seed drill, with the following mixture (per acre):

                    7 lbs. Crested wheatgrass "NORDAN" (Agrypyron cristatum) 2 lbs. Ladak Alfalfa
                    1 lb. Fourwing saltbush (Atriplex canescens)
                    1 lb. kochia
                    2 lbs. Nev. Ephedra

          f. Of, after disking, the following mixture can be broadcast (per acre):

                    2 lb. Fourwing saltbush (Atriplex canescens)
                    9 lbs. Crested wheatgrass "NORDAN" (Agrypyron cristatum) 4 lbs. Ladak Alfalfa
                    2 lbs. kochia
                    2 lbs. Nev. Ephedra

     C. When the pit has been exhausted, the items in B above shall be completed, and the pit access shall be reclaimed per 9.B.c. and 9.B.e.

          Alternate species must meet BLM approval prior to their use.

          The non-native exotic species contained in these seed mixtures were selected because they can be confined to the project area and can compete successfully against invasive noxious weeds.

          The use of these exotic species is in accordance with Executive Order 11987 -- Exotic organisms, dated May 24, 1977, Sec. 2(d); Where there has been a determination that there will be no effect on natural ecosystems.

          All seeds used are approved by the U.S. Department of Agriculture.

10.  Mining and removal shall be confined to the area described in the contract.

11. There shall be no prospecting or testing outside the pit working areas without contacting BLM before any work is done.

12. At all times during the performance of this contract and until the work is completed and the reclamation is accepted, an employee of purchaser shall directly supervise the work on this project. Alternatively, the purchaser may assign and have on the job a competent superintendent who is satisfactory to the BLM Authorized Officer, and who has authority to act for the purchaser.

13. Permittee shall notify BLM if a second party is removing material from the contract area under permittees contract.

14. The permittee shall be responsible for controlling all noxious weeds and other undesirable invading plant species in the reclaimed area until the revegetation activities have been determined to be successful and signed off by the BLM authorized officer. The operator shall obtain approval from the BLM authorized officer for any and all applications of herbicide, including types and quantities. ALL SEED SHALL BE TESTED FOR PURITY, NOXIOUS, POISONOUS AND/OR PROHIBITED PLANT SPECIES, AND THE TEST RESULTS SUBMITTED TO AND APPROVED BY THE BLM AUTHORIZED OFFICER, UNLESS CERTIFIED WEED FREE SEED IS PROCURED FOR THIS RECLAMATION PROJECT.

I agree to abide by the above Special Stipulations:


/s/  Usman Khawar                       3/15/06
-------------------------------------   Date
Signature